SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933


                     BROWN-FORMAN CORPORATION
        (Exact name of registrant as specified in its charter)
          DELAWARE                        61-0143150
  (State of incorporation)      (I.R.S. Employer Identification No.)

           850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY 40210
       (Address of Principal Executive Offices and Zip Code)

                       Stock Option Grants
              Brown-Forman Omnibus Compensation Plan
                    (Full title of the plan)


                      MICHAEL B. CRUTCHER
                     Senior Vice President
                 General Counsel and Secretary
                   Brown-Forman Corporation
                       850 Dixie Highway
                  Louisville, Kentucky  40210
                        (502) 585-1100

                     OGDEN NEWELL & WELCH
                  Attention: James S. Welch
                  1200 One Riverfront Plaza
                 Louisville, Kentucky  40202
                        (502) 582-1601
 (Names, addresses and telephone numbers of agents for service)

              Exhibit Index appears on page 10.

                    CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------
                                Proposed     Proposed
                                Maximum      Maximum
Title of           Amount       Offering     Aggregate    Amount of
Securities         to be        Price        Offering     Registration
To be Registered   Registered   Per Share    Price        Fee
- -----------------------------------------------------------------------------

Options to         750,000(1)   $36.942      $27,703,125  $9,553
purchase
common
stock
- -----------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional options which may be issued as a result of future adjustments made in accordance with the Brown-Forman Corporation Omnibus
    Compensation Plan.

(2) Estimated solely for purpose of calculating amount of registration fee which, calculated pursuant to Rule 457(h)(1) and (2), is based on the average of the high and low prices for shares of common stock of Brown-Forman Corporation on the New York Stock Exchange consolidated tape on July 16, 1996.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information
- ------------------------

Item 2. Registrant Information and Employee Plan Annual Information
- -------------------------------------------------------------------

     In accordance with the requirements of Rule 428(b)(1), the information specified in Items 1 and 2 of Form S-8 will be contained in a document sent or given to plan participants. This information is not filed as part of this Registration Statement.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
- -----------------------------------------------

     The following documents are hereby incorporated by reference, except as superseded or modified herein:

     (a) Annual Report of Brown-Forman Corporation on Form 10-K for the year ended April 30, 1996, filed on July 3, 1996.

     (b) Brown-Forman Omnibus Compensation Plan, incorporated by reference to the Appendix of the registrant's definitive proxy statement for the Annual Meeting of Stockholders held on July 27, 1995, filed July 3, 1995.

     All documents filed by Brown-Forman Corporation ("Brown-Forman" or the "Company") with the Securities and Exchange Commission pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934 after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
- ---------------------------------

     The securities to be issued are employee stock options granted in accordance with the Brown-Forman Corporation Omnibus Compensation Plan
(the "Omnibus Plan"). Upon vesting and in accordance with the provisions of the Omnibus Plan, each option entitles the grantee to purchase one share of the Company's Class A Common Stock. The Company's common stock is registered pursuant to section 12 of the Securities Exchange Act of 1934 and is traded on the New York Stock Exchange. The options, except for transfers by the laws of descent and distribution, are non-transferable.

Item 5. Interests of Named Experts and Counsel
- ----------------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers
- -------------------------------------------------

     The Company's Amended and Restated Certificate of Incorporation, in accordance with the laws of the State of Delaware, limits the personal liability of directors and officers of the Company.

     Officers and directors of the Company are covered by insurance policies purchased by the Company under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registration Claimed
- -------------------------------------------

     Not applicable.

Item 8. Exhibits
- ----------------

Exhibit
Number    Description of Documents
- -------   ------------------------
5         Opinion of Counsel, Ogden Newell & Welch

23(a) Consent of Coopers & Lybrand, LLP, independent auditors of registrant

23(b) Consent of Ogden Newell & Welch, counsel to registrant (included in Exhibit 5)

24(a) Power of attorney authorizing Steven B. Ratoff, Michael B. Crutcher, and Garrison R. Cox to sign the Registration Statement in any and all capacities on behalf of Owsley Brown II, Barry D. Bramley, Geo. Garvin Brown III, Donald G. Calder, Owsley Brown Frazier, Richard P. Mayer, Stephen E. O'Neil, William M. Street, and James S. Welch

24(b) Certified resolution of registrant's Board of Directors authorizing the execution of powers of attorney

The following items were filed previously:

Exhibit
Number    Description of Documents
- -------   ------------------------

3(a) Restated Certificate of Incorporation of the registrant, incorporated by reference to its 10-K filed on July 19, 1994

3(b) Certificate of Amendment to Restated Certificate of Incorporation of registrant, incorporated by reference to its 10-K filed on July 19, 1994

3(c) Certificate of Ownership and Merger of Brown-Forman Corporation into Brown-Forman, Inc., incorporated by reference to its 10-K filed on July 19, 1994

3(d) Certificate of Amendment to Restated and Amended Certificate of Incorporation of Brown-Forman Corporation, incorporated by reference to registrant's 10-K filed on July 19, 1994

3(e) Registrant's by-laws, as amended on May 25, 1988, incorporated by reference to its 10-K filed on July 26, 1993

4(a) Credit Agreement dated as of November 30, 1994, among the registrant and a group of banks, incorporated by reference to registrant's 10-K filed on July 17, 1995

4(b) Form of Indenture dated as of March 1, 1994, between the registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to registrant's Form S-3 (Registration No. 33-52551) filed on March 8, 1994

4(c) Amendment No. 1 dated as of February 23, 1996, to the Credit Agreement referenced above as 4(a), incorporated by reference to registrant's 10-K filed July 3, 1996

4(d) Brown-Forman Omnibus Compensation Plan, incorporated by reference to the Appendix of the registrant's definitive proxy statement for the Annual Meeting of Stockholders held on July 27, 1995, filed July 3, 1995

Item 9. Undertakings
- --------------------
     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by (i) or (ii) is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a director, officer or controlling person of the Company asserts a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Brown-Forman Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, and Commonwealth of Kentucky.

Dated:  July 17, 1996

     BROWN-FORMAN CORPORATION


     By:Owsley Brown II
        ---------------
        Owsley Brown II
        Chairman and Chief Executive Officer
        Director

     By: /s/ Garrison R. Cox
        --------------------
        Garrison R. Cox
        Attorney-in-fact for
        Owsley Brown II

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                Title
     ---------                -----

/s/ Steven B. Ratoff          Steven B. Ratoff
- --------------------          Executive Vice President (Principal
                              Financial Officer)

/s/ Thomas P. Burnet          Thomas P. Burnet
- --------------------          (Principal Accounting Officer)
                              Senior Vice President and Chief
                              Financial Officer
                              Brown-Forman Beverages Worldwide

Barry D. Bramley*             Barry D. Bramley
- -----------------             Director

G. Garvin Brown III*          Geo. Garvin Brown III
- --------------------          Director

Donald G. Calder*             Donald G. Calder
- -----------------             Director

Owsley Brown Frazier*         Owsley Brown Frazier
- ---------------------         Director

Richard P. Mayer*             Richard P. Mayer
- -----------------             Director

Stephen E. O'Neil*            Stephen E. O'Neil
- ------------------            Director

William M. Street*            William M. Street
- ------------------            Director

James S. Welch*               James S. Welch
- ---------------               Director

* By: /s/ Garrison R. Cox
- -------------------------
Garrison R. Cox, Attorney-in-fact

                           EXHIBIT INDEX
                           -------------

Exhibit
Number         Description                                   Page
- -------        -----------                                   ----

5         Opinion of Counsel, Ogden Newell & Welch            11

23(a)     Consent of Coopers & Lybrand, L.L.P., independent
          auditors of registrant                              13

23(b)     Consent of Ogden Newell & Welch, counsel to
          registrant (included in Exhibit 5)                  11

24(a)     Power of attorney authorizing Steven B.
          Ratoff, Michael B. Crutcher, and Garrison R.
          Cox to sign the Registration Statement in any
          and all capacities on behalf of Owsley Brown II,
          Barry D. Bramley, Geo. Garvin Brown III,
          Donald G. Calder, Owsley Brown Frazier,
          Richard P. Mayer, Stephen E. O'Neil,
          William M. Street, and James S. Welch               14

24(b)     Certified resolution of registrant's Board
          of Directors authorizing the execution of
          powers of attorney                                  16

                                                       EXHIBIT 5


                 [Letterhead of Ogden Newell & Welch]
                            July 17, 1996



Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky  40210

     Re:  Brown-Forman Corporation Omnibus Compensation Plan
          Award of Stock Options
          Registration Statement on Form S-8

Dear Sirs:

     We are acting as counsel for Brown-Forman Corporation, a Delaware corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of stock option ("Options") which are proposed to be granted pursuant to the Company's Omnibus Compensation Plan (the "Plan"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Options.

     In rendering this opinion, we have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following:
(a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the documents.

     It is our opinion that:

          (a) the Options issued pursuant to the Plan will be legally and validly issued, fully paid and non-assessible; and

          (b) the shares to be received upon the proper exercise of the Options ("Option Shares") pursuant to the Plan will have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, will be legally and validly issued, fully paid and non-assessible.

     Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance shall be the same as such laws, rules and regulations are in effect as of the date hereof.

     It should be noted that nothing in this opinion is intended to apply to any disposition of the Options or the Option Shares which any participant in the Plan may propose to make.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely upon it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the Securities or "Blue Sky" laws of any state or jurisdiction.

                              Very truly yours,

                              /s/ Ogden Newell & Welch

                              OGDEN NEWELL & WELCH

                                                       EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Brown-Forman Corporation on Form S-8 of our report which includes an explanatory paragraph for the Company's adoption of changes in methods of accounting for postretirement benefits other than pensions, postemployment benefits, and contributions, dated May 28, 1996, on our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation as of April 30, 1996, 1995, and 1994, and for the years ended April 30, 1996, 1995, and 1994, which report is included in the Company's Annual report on Form 10-K dated July 3, 1996.



/s/  COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
July 3, 1996

                                                    EXHIBIT 24(a)

                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 11th day of July, 1996, the undersigned each constitutes and appoints Steven B. Ratoff, Michael B. Crutcher, and Garrison R. Cox, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities:

(a) to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-8 relating to the Brown-Forman Omnibus Compensation Plan, and any and all related amendments, exhibits, or appendices (including post-effective amendments); and

(b) to prepare, execute, and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary or useful in complying with state or foreign securities laws in the issuance of shares under the Omnibus Compensation Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

BROWN-FORMAN CORPORATION



By:  /s/ Owsley Brown II
     Owsley Brown II
     Chairman & Chief Executive Officer


/s/ Barry D. Bramley                   /s/ Geo. Garvin Brown III
Barry D. Bramley                       Geo. Garvin Brown III
Director                               Director

/s/ Owsley Brown II                    /s/ Donald G. Calder
Owsley Brown II                        Donald G. Calder
Director                               Director

/s/ Owsley Brown Frazier               /s/ Richard P. Mayer
Owsley Brown Frazier                   Richard P. Mayer
Director                               Director

/s/ Stephen E. O'Neil                  /s/ William M. Street
Stephen E. O'Neil                      William M. Street
Director                               Director

/s/ James S. Welch
James S. Welch
Director

                                                      EXHIBIT 24(b)

            RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
          BROWN-FORMAN CORPORATION EFFECTIVE AS OF JULY 11, 1996

WHEREAS, the Securities Act of 1933 requires the filing of a registration statement (the "Registration Statement") on Form S-8 by the Company relating to the Brown-Forman Omnibus Compensation Plan (the "Plan");

NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of the Company, with the assistance of its accountants and counsel, are hereby authorized to prepare, execute, and file with the Securities and Exchange Commission on behalf of the Company the Registration Statement;

BE IT FURTHER RESOLVED, that Michael B. Crutcher, Senior Vice President, General Counsel, and Secretary of the Company, be and hereby is appointed and designated as a person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to any documents relating to the Registration Statement; and

BE IT FURTHER RESOLVED, that the Company and each director and officer who may be required to execute any filings or documents relating to the Registration Statement and any amendments thereof or appendices thereto be, and hereby is, authorized to execute a power of attorney appointing
Steven B. Ratoff, Michael B. Crutcher, and Garrison R. Cox, and each of them, his true and lawful attorneys and agents:

(a) to execute in his name, and on behalf of the Plan, any and all documents relating to the Plan, and to file the same with the Securities and Exchange Commission; and

(b) to execute in his name, and on behalf of the Plan, any and all documents relating to the Plan, and to file the same with any state or foreign securities commission.

I, Garrison R. Cox, being duly elected and acting Assistant Vice President and Assistant Secretary of Brown-Forman Corporation, do hereby certify that the above is a true and correct copy of a resolution adopted by unanimous written consent of the Board of Directors of said corporation, pursuant to
Section 141(f) of the Delaware Corporation Code and that said resolution is still in full force and effect.

In testimony whereof, witness my hand this 17th day of July, 1996.

                         /s/ Garrison R. Cox
                         Garrison R. Cox
                         Assistant Vice President
                          and Assistant Secretary
                         Brown-Forman Corporation